UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )
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CAPITALSOUTH BANCORP

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2340 WOODCREST PLACE, SUITE 200
BIRMINGHAM, ALABAMA 35209
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 21, 2007
TO OUR STOCKHOLDERS:
     The Annual Meeting of Stockholders of CapitalSouth Bancorp will be held at The Embassy Suites Hotel, 2300 Woodcrest Place, Birmingham, Alabama on Monday, May 21, 2007, at 5:00 p.m., Central Time, for the following purposes:
(1)	To elect two (2) persons to the Board of Directors of CapitalSouth, each person to serve a three-year term and until such person’s successor is duly elected and qualified;

(2)	To ratify the selection of KPMG LLP as CapitalSouth’s principal independent auditors for the fiscal year ending December 31, 2007; and

(3)	To transact such other business as may properly come before the meeting.
     CapitalSouth common stock holders of record at the close of business on April 6, 2007 are entitled to notice of and to vote at the Annual Meeting.
     You are cordially invited to attend the Annual Meeting, and we hope you will be present. WHETHER YOU PLAN TO ATTEND OR NOT, PLEASE VOTE THE ENCLOSED PROXY SO THAT CAPITALSOUTH MAY BE ASSURED OF THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. You are requested to complete, date, sign and return the enclosed Proxy Card in the postage-paid envelope included for your convenience. Submitting your proxy with the Proxy Card will not affect your right to vote in person should you decide to attend the Annual Meeting.
By Order of the Board of Directors
W. DAN PUCKETT
Chairman
Birmingham, Alabama
April 17, 2007

STOCKHOLDERS ELIGIBLE TO VOTE
ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
EXECUTIVE COMPENSATION
PRINCIPAL STOCKHOLDERS
APPROVAL AND RATIFICATION OF INDEPENDENT AUDITORS
AUDIT COMMITTEE REPORT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS
HOUSEHOLDING
GENERAL INFORMATION

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 21, 2007
     We are providing these materials in connection with the solicitation by the board of directors of CapitalSouth Bancorp (“CapitalSouth,” “the Company,” “we,” “us” or “our”), a Delaware corporation, of proxies to be voted at our Annual Meeting of Stockholders. Our 2007 Annual Meeting will be held at The Embassy Suites Hotel, 2300 Woodcrest Place, Birmingham, Alabama, on Monday, May 21, 2007 at 5:00 p.m., Central Time. We anticipate that this proxy material will be mailed to stockholders on or about April 17, 2007.
     We will present the following matters for consideration at the Annual Meeting: (i) the election of two directors, each person to serve a three-year term and until such person’s successor is duly elected and qualified; and (ii) the ratification of the selection of CapitalSouth’s independent auditors for 2007. All shares of common stock represented by an executed and completed proxy received by CapitalSouth in time for voting at the Annual Meeting will be voted in accordance with the instructions specified thereon, and if no instructions are specified thereon, will be voted for (i) the election of the nominees named herein as directors; and for (ii) the ratification of the selection of the independent auditors named herein for 2007. You may revoke a proxy at any time prior to its exercise by filing with the Secretary of CapitalSouth either an instrument revoking the proxy or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting by itself will not revoke a proxy.
     CapitalSouth will pay all expenses of solicitation of proxies. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy soliciting material to beneficial owners of shares of our common stock. In addition to the use of the U. S. Postal System, our directors, officers and employees may solicit proxies by telephone, by facsimile, by other electronic means or personally, and will receive no extra compensation for their services. We have engaged Corporate Communications, Inc. to assist with investor relations and other shareholder communications issues. Corporate Communications, Inc. will assist with our proxy solicitation, but will not receive additional compensation for those services. We will reimburse Corporate Communications, Inc. for any expenses incurred in such solicitation.
STOCKHOLDERS ELIGIBLE TO VOTE
     As of April 6, 2007, the record date for the Annual Meeting, there were issued and outstanding 2,988,136 shares of common stock of CapitalSouth. The holders of each such issued and outstanding share of common stock of CapitalSouth as of the record date are entitled to one vote per share with respect to each matter to be considered at the Annual Meeting.
     The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of common stock of CapitalSouth is necessary to constitute a quorum at the Annual Meeting. We will treat shares of common stock represented by a properly executed and returned proxy as present at the Annual Meeting for purposes of determining a quorum without regard to whether the proxy is marked as casting a vote for or against or abstaining with respect to a particular matter. In addition, shares of common stock represented by “broker non-votes” (i.e., shares of common stock held in record name by brokers or nominees as to which a proxy is received and (i) any required instructions have not been received from the beneficial owners or persons entitled to vote, (ii) the broker or nominee does not have discretionary voting power or (iii) the record holder has indicated that it does not have authority to vote such shares on that matter) will be treated as present for purposes of determining a quorum. Since each of the matters to be voted on at the Annual Meeting is determined by a majority of the votes cast at the Annual Meeting, abstentions and broker non-votes will not affect either the election of directors or the ratification of the selection of independent auditors for 2007.

     We have enclosed a copy of CapitalSouth’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006. If you wish to obtain additional copies of the Annual Report, you may obtain them without charge by writing to us at CapitalSouth Bancorp, 2340 Woodcrest Place, Suite 200, Birmingham, Alabama 35209 or by calling Carol W. Marsh at 205.870.1939.
ELECTION OF DIRECTORS
     Our Bylaws provide for a board of directors of not fewer than three nor more than twenty-four members, the exact number to be determined by resolution of the board of directors. Our Restated Certificate of Incorporation and Bylaws provide that the members of the board of directors shall be divided into three classes, one class to be elected at each annual meeting of stockholders and to serve for a term of three years. As of the date of the proxy statement, the board of directors consists of six persons.
Current Nominees
     Our board of directors proposes to nominate each person named below for election as director, such person to serve until the 2010 Annual Meeting of Stockholders and until his successor has been elected and shall have qualified.
     The name, age and principal occupation during the past five years of each nominee and the year each nominee first became a director of CapitalSouth are as follows:

Name, Age and
Principal Occupation	Director
Of Nominee	Since
Charles K. McPherson, Sr. (65)	1991
Director of CapitalSouth and CapitalSouth Bank; Chief Executive Officer and President, McPherson Oil Company, Inc., Birmingham, Alabama (distributor of industrial lubricants)

David W. Wood, II (58)	1991
Director of CapitalSouth, and CapitalSouth Bank, Chairman of the Board, Wood Fruitticher Grocery Company, Birmingham, Alabama (institutional grocery sales)
     Unless marked to the contrary, proxies received will be voted for the nominees named above. Should any nominee become unable to accept election, which is not anticipated, the individuals named in the proxy will vote for the election in his stead of such other person as our board of directors may recommend.
     OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR NAMED ABOVE.

Continuing Directors
     The following tabulation sets forth the names, ages and principal occupations during the past five years of those persons who were elected as directors of CapitalSouth at previous Annual Meetings of Stockholders or otherwise (and who will continue to serve as directors following the Annual Meeting), and the year each continuing director first became a director of CapitalSouth:

Name, Age and	Current
Principal Occupation	Term	Director
Of Directors	Expires	Since
H. Bradford Dunn (65)	2008	1991
Director of CapitalSouth and CapitalSouth Bank; President, The Mouat Co., Birmingham, Alabama (consulting and engineering services to metal casting industry)

Stanley L. Graves (62)	2008	1991
Director of CapitalSouth and CapitalSouth Bank; President, Graco Resources, Inc., Birmingham, Alabama (oil, gas and water drilling and consulting); Director of GeoMet, Inc. (exploration and production of coalbed methane)

W. Dan Puckett (61)	2009	1990
Chairman, Chief Executive Officer and Director of CapitalSouth and CapitalSouth Bank

W. Flake Oakley, IV (53)	2009	2007
President CapitalSouth Bancorp January 2007 to present; Bank Consultant January 2005 — December 2006; President Colonial BancGroup/Colonial Bank August 2003 — June 2005; CFO Colonial BancGroup/ Colonial Bank 1991 — 2003

Mr. Oakley became a director in January 2007 in connection with his retention as President of CapitalSouth.
CORPORATE GOVERNANCE
Board of Directors and Committees
     Our Board of Directors. We are governed by a board of directors and various committees of the board that meet throughout the year. We have six directors, each of whom serves for a three-year term unless such director resigns or is removed. One of three classes of directors is elected annually. Directors discharge their responsibilities throughout the year at board and committee meetings and also through telephone contact and other communications with the Chairman and Chief Executive Officer and other officers. We have no mandatory retirement age for directors and none of our directors has indicated an intention to retire or otherwise not stand for election in the future.

     Our board of directors held four regular meetings and five special meetings during 2006. Each of our directors attended at least 75 percent of the regularly scheduled and special meetings of the board and board committees on which they served in 2006 with the exception of Mr. McPherson, who attended 75% of all regularly scheduled board meetings but less than 75% of special meetings of the board and committee meetings. We have adopted a policy requiring all board members to attend our Annual Meeting, unless an emergency prevents them from doing so. At our 2006 Annual Meeting, all of our directors were in attendance, with the exception of Mr. McPherson, who was unable to attend.
     Committees of the Board. Our board of directors had two standing committees during 2006: the Audit Committee and the Nominating Committee. Our board of directors formed a Compensation Committee in February 2007, which is discussed in more detail below.
     Our Audit Committee is comprised of Mr. Dunn, Mr. Graves, Mr. McPherson and Mr. Wood, all of whom are “independent directors” as defined under The Nasdaq Global Market listing standards. Mr. Dunn is Chairman of the Audit Committee. Our board believes that all of the Audit Committee members have the financial knowledge, business experience and independent judgment necessary for service on the Audit Committee. The board of directors has determined that our Audit Committee does not include an “audit committee financial expert” as that term is defined in Securities and Exchange Commission regulations. In the board’s judgment, however, the Audit Committee’s membership meets the financial literacy and accounting or financial management requirements of The Nasdaq Global Market listing standards and has qualifications and experience which enable the Committee to provide effective audit committee oversight for CapitalSouth. Our Audit Committee met five times during 2006. The Audit Committee has the responsibility of reviewing financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities and determining that all audits and examinations required by law are performed. The board of directors has adopted a written charter for the Audit Committee, a copy of which may be found on our website at www.capitalsouthbank.com under the tab “Investor Relations.” The board of directors annually reviews and approves changes to the Audit Committee charter. Under the charter, the Audit Committee has the authority and is empowered to:
•	appoint, approve compensation and oversee the work of the independent auditor;

•	resolve disagreements between management and the auditors regarding financial reporting;

•	pre-approve all auditing and appropriate non-auditing services performed by the independent auditor;

•	retain independent counsel and accountants to assist the committee;

•	seek information it requires from employees or external parties; and

•	meet with our officers, independent auditors or outside counsel as necessary.
     Our Nominating Committee is comprised of Mr. Dunn, Mr. Graves, Mr. McPherson and Mr. Wood, all of whom are “independent directors” as defined by The Nasdaq Global Market listing standards. Mr. Graves is the Chairman of the Nominating Committee. Our Nominating Committee met in December of 2006 to discuss the appointment of Mr. Oakley to the board of directors.. The board of directors has adopted a written charter for the Nominating Committee which is available to stockholders on our website at www.capitalsouthbank.com under the tab “Investor Relations.” The Nominating Committee has not adopted a formal policy or process for identifying or evaluating director nominees, but informally solicits and considers recommendations from a variety of sources, including other directors, members of the community, our customers and stockholders and professionals in the financial services and other industries. Similarly, the Nominating Committee does not prescribe any specific qualifications or skills that a nominee must possess, although it considers the potential nominee’s business experience, knowledge of CapitalSouth and the financial services industry, experience in serving as one of our directors or as a director of another financial institution or public company generally, wisdom, integrity and analytical ability, familiarity with and participation in the communities served by us, commitment to and availability for service as a director, and any other factors the Nominating Committee deems relevant. While our Nominating Committee does not have a formal policy regarding consideration of director candidates recommended by stockholders, interested stockholders are free to send any such recommendations to the attention of our Nominating Committee via our main office address.

     During 2006, we did not have a separate compensation committee of the board of directors. Instead, our independent directors reviewed and set compensation policies for each of our named executive officers. Our independent directors met to discuss compensation issues 6 times during 2006. Our board of directors established a Compensation Committee on February 19, 2007, which is comprised of Messrs. Graves (Chair), Dunn, McPherson and Wood. Each of these directors qualifies as an “independent director” as defined by The Nasdaq Global Market. A copy of our new Compensation Committee charter is available on our website at www.capitalsouthbank.com under the tab “Investor Relations.” Under the charter, the Compensation Committee has the authority and is empowered to, among other things:
•	review and approve the annual compensation of our chief executive officer and all other senior officers, including salary, incentive compensation and equity awards;

•	review and approve new incentive and equity compensation plans, and approve any amendments to existing plans;

•	administer all equity compensation plans;

•	review and approve any employment or other agreements with senior officers; and

•	retain legal and compensation consultants, when necessary, to assist the committee.
As discussed in our Compensation Discussion and Analysis, our chief executive officer recommends compensation levels for our senior officers.
Compensation Committee Interlocks and Insider Participation
     During 2006, H. Bradford Dunn, Stanley L. Graves, Charles K. McPherson, Sr. and David W. Wood, II participated in the deliberations of our board of directors concerning compensation for our senior officers. Effective February 19, 2007, each of these independent board members was named to our Compensation Committee. W. Dan Puckett participated in compensation decisions regarding the named executive officers, but did not participate in, and was not present during, deliberations regarding the compensation of our chief executive officer.
     None of our independent directors is now or was during the last fiscal year an officer or employee of CapitalSouth or CapitalSouth Bank. During 2006, none of our executive officers served as a director or member of the compensation committee (or group performing equivalent functions) of any other entity for which any of our independent directors served as an executive officer.
     Related Party Transactions. Our Code of Ethics provides that our directors, officers and employees should be scrupulous in avoiding any action or interest that conflicts or gives the appearance of a conflict with the interests of CapitalSouth. Our Code of Ethics defines a “conflict of interest” as existing whenever an individual’s private interests interfere or conflict in any way (or even appear to interfere or conflict) with the interests of CapitalSouth. Transactions involving a conflict of interest are prohibited as a matter of CapitalSouth policy unless requisite approval in accordance with the Code of Ethics and applicable law is obtained.
     Certain of our directors and senior officers were customers of and had transactions with our subsidiary bank in the ordinary course of their business during 2006. Additional transactions may be expected to take place in the ordinary course of business. Included in such transactions were outstanding loans and commitments from our subsidiary bank, all of which were made in the ordinary course of business on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features. As of December 31, 2006, the aggregate amount of credit we extended to directors, executive officers and principal stockholders was $12,194,040. All such extensions of credit were made in conformity with the requirements of Federal Reserve Board Regulation O.

     William D. Puckett, II, one of our executive officers, is the son of our chief executive officer, W. Dan Puckett. William D. Puckett’s base salary is in excess of $120,000 per year.
     Review of Related Party Transactions. Our Audit Committee charter provides that our Audit Committee review and approve any related party transactions. Additionally, our banking regulators require that our board of directors of our subsidiary banks approve in advance any loan that is to be made or renewed by our subsidiary bank to any related party (an individual or entity that is related to or at least partially owned by that individual). Our Audit Committee members, as members of the board of our subsidiary bank, approved each of the transactions noted above and believe the terms of each agreement are no less favorable to us than we could have obtained from an unaffiliated third party.
Code of Ethics
     We have adopted a Code of Ethics (the Code), that applies to all of our directors, officers and employees. We believe the Code is reasonably designed to deter wrongdoing and to promote honest and ethical conduct, including the ethical handling of conflicts of interest, full, fair and accurate disclosure in filings and other public communications made by us, compliance with applicable laws, prompt internal reporting of violations of the Code, and accountability for adherence to the Code. Stockholders can find a copy of the Code on our website at www.capitalsouthbank.com under the tab “Investor Relations.”
Director Independence
     Our board conducts an annual review of director independence utilizing the listing standards of The Nasdaq Global Market. During this review, the board considered transactions and relationships between each director or any member of his immediate family and CapitalSouth and its subsidiaries and affiliates. The board also considered whether there were any transactions or relationships between directors or any member of their immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner or significant equity holder). The purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that a director is independent. Independent directors must be free of any relationship with CapitalSouth or its management that may impair the director’s ability to make independent judgments.
     As a result of this review, the board affirmatively determined that each of the following directors are independent of CapitalSouth and its management under the listing standards of The Nasdaq Global Market:
•	H. Bradford Dunn

•	Stanley L. Graves

•	Charles K. McPherson, Sr.

•	David W. Wood, II
     Mr. Puckett is considered an inside director because of his employment as Chairman and Chief Executive Officer of CapitalSouth. Mr. Oakley is considered an inside director because of his employment as President of CapitalSouth.
     None of our independent directors had transactions, relationships or arrangements which the board felt necessary to consider in determining their independence under The Nasdaq Global Market independence standards.
Communications with Directors
     You may contact any of our independent directors, individually or as a group, by writing to them c/o Carol W. Marsh, Chief Financial Officer, CapitalSouth Bancorp, 2340 Woodcrest Place, Suite 200, Birmingham, Alabama 35209. Relevant communications are distributed to the board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication. We may exclude business solicitations, advertisements and like communications from general distribution.
Director Compensation
     Under our Third Revised and Restated Directors’ Compensation Plan, our directors are paid shares of stock of CapitalSouth in lieu of cash compensation for their service as directors of CapitalSouth or CapitalSouth Bank. Each member of the board of directors of CapitalSouth and our subsidiary bank receives a fee (a “Director’s Fee”) for attending meetings of the board of directors and for attending meetings of committees thereof equal to a certain number of shares of common stock, which number shall be established from time to time by our board of directors, in consultation with the board of directors of our subsidiary bank with respect to awards to the bank’s board members (the “Share Amount”). The number of shares received by such director equals the Share Amount. In the event the board of directors determines that it is not appropriate to issue the Share Amount, the Director’s Fee is payable in cash and the amount of cash received by such director is derived by multiplying the Share Amount by the fair market value of each share of the common stock as determined by our board of directors from time to time in its sole and absolute discretion. The table below reflects director compensation for the year ended December 31, 2006 for our holding company directors. Mr. Oakley was named a director in January 2007, and consequently does not have any 2006 director compensation to report.

					Change in
					pension value
	Fees				and non-
	earned			Non-equity	deferred
	or paid	Stock	Option	incentive plan	compensation	All other
Name	in cash	awards (1)	awards	compensation	earnings	compensation	Total
	($)	($)	($)	($)	($)	($)	($)
W. Dan Puckett, PEO		$30,006					$30,006
H. Bradford Dunn		$26,957					$26,957
Stanley L. Graves		$29,479					$29,479
Charles K. McPherson, Sr.		$25,276					$25,276
David W. Wood, II		$29,247					$29,247

(1)	Stocks awards given for Board and Committee fees. Stock was awarded on March 31, 2006, June 30, 2006, September 28, 2006 and December 26, 2006.

COMPENSATION DISCUSSION AND ANALYSIS
Introduction
     Compensation Consultants and Executive Discussions. At the direction of our board of directors, we retained a compensation consultant, Henry D. Rumble of Human Resources Consulting, to assist in our board’s review of compensation for our named executive officers and other senior management. We retained Mr. Rumble to review levels of compensation for our named executive officers, examine methods of estimating compensation and provide an analysis of compensation alternatives. Our board is interested in not only a comparison of our compensation levels with compensation levels for executives of comparable banks, but also wants to ensure that we remain competitive in our compensation structure in order to recruit and retain the best executives possible. We did not retain a compensation consultant prior to 2006, and Mr. Rumble did not provide compensation analysis to our board for 2006 compensation decisions. Mr. Rumble provided recommendations and analysis for our 2007 compensation decisions, which recommendations are discussed below.
     Our chief executive officer, W. Dan Puckett, discusses compensation for our named executive officers with the independent board members annually. Mr. Puckett discusses compensation levels and performance analysis, and generally concludes with a salary and incentive compensation recommendation for all named executive officers, excluding his own. Mr. Puckett, while he discusses his salary, incentive compensation and performance with the board, generally does not include any compensation recommendations for his own compensation. Our independent board members utilize the analysis provided by Mr. Puckett when discussing and setting salary and incentive compensation, but final decisions are made by the independent directors, independent of management.
     Compensation Process. Our independent directors met 6 times to discuss compensation for our named executive officers for the 2006 fiscal year. As discussed above, Mr. Puckett reviews compensation and performance for each of the named executive officers, including his own compensation and performance. He then presents base salary recommendations for each officer, although, as discussed above, he generally does not include any compensation recommendations for his own compensation. The independent board members discuss the performance and salary recommendations for the named executive officers with Mr. Puckett, and then initiate an executive session outside of Mr. Puckett’s presence to discuss the performance and compensation of the Chief Executive Officer. Prior to 2007, we did not have a Compensation Committee at the holding company level, so all final decisions on compensation for the various named executive officers, following the executive session discussions of our independent board members, came from our subsidiary bank’s compensation committee (of which all of our independent board members are members). Our independent board members conduct a similar process when reviewing benefits and equity incentives. Our board of directors makes all determinations with respect to equity incentive awards.
Compensation Objectives
     Compensation Philosophy. We compensate our senior management through a mix of base salary, incentive compensation and equity compensation designed to reward superior performance. Our philosophy is goal-oriented, and measures senior management based on our expectations for their performance. Our compensation program is structured to allow our board to reward senior management for performance, whether pursuant to a plan or via direct cash bonuses. All extra income awarded to our senior management falls within the category of pay for performance, as our named executive officers are not eligible to receive cash incentive compensation unless certain performance measures have been obtained. Our philosophy can be summarized as providing our senior management with fair, market-driven compensation and an acceptable standard of living via their base salary, and providing additional incentives to attain certain defined performance standards.
     Benchmarking of Compensation. We did not utilize any benchmarking of compensation during fiscal 2006. Our plan, based on recommendations from our compensation consultant, includes introducing benchmarking as a part of our 2007 compensation process. As noted previously, our board believes it is important for our compensation levels to remain competitive within our industry, so that we may continue to attract and retain seasoned professionals who are able to raise our performance levels.

Elements of Compensation
     Distribution of Compensation. We do not have set target amounts for distribution of compensation for our named executive officers. In other words, our management and our independent directors do not have a formula or other defined method for determining how compensation should be divided between base salary, incentive compensation and equity awards. Our compensation consultant recommends the use of a formula to allocate compensation between the various elements; however, we retained our compensation consultant following determination of salaries and incentive compensation formulas for 2006, and have not yet implemented a formulaic approach to dividing compensation between the various compensation elements for fiscal 2007. Our independent board members use performance targets to calculate incentive compensation. In 2006, our named executive officers had the opportunity to receive a maximum amount of 35-50% of their base salary amount in a cash bonus upon meeting their performance goals.
     Base Salaries. Our board strives to provide our named executive officers with a base salary that facilitates an appropriate lifestyle, given their professional status and position within the community. Our independent board members, when reviewing the base salary recommendations of our chief executive officer, consider prior year base salary, bank performance and the performance of each individual officer. Our independent board members then discuss whether the recommendation of our chief executive officer for base salary adequately compensates each named executive officer for his or her contribution to the bank’s success. Often, our independent board members slightly increase the base salary in relation to the salary recommended by our chief executive officer.
     For 2006, we concluded that a base salary of $200,000 was appropriate for our chief executive officer. We concluded that a base salary level of $147,500 was appropriate for our chief financial officer for 2006. We did not use any objective measures when determining these base salary levels, but based our conclusions on appropriate salary levels given our experience, prior year base salary levels and performance of the individual officers. We made similar determinations for each of our other named executive officers, with most of our officers receiving a 6 to 8% increase in base salary in 2006 over 2005 base salary levels, based largely on the individual’s performance during 2005.
     In February 2007, our independent board members adopted certain recommendations of our compensation consultant concerning senior management base salary structure. Our compensation consultant recommended that we adopt a salary structure with seven (7) grade levels, each based on market salaries for eight benchmark positions. Salary ranges for each of the salary grades would be centered on a market determined midpoint salary, with a minimum salary of 70% of the midpoint and a maximum salary of 130% of the midpoint. Midpoint salaries will be updated annually based on a market analysis for the benchmark positions, which consists of a review of U.S. banks with similar asset sizes. Based on the results of the market surveys, our compensation consultant recommended salaries in the following ranges for each of our named executive officers: W. Dan Puckett - $175,700 to $326,300; Carol Marsh — $119,000 to $221,000; James Cooper — $119,000 to $221,000; John Bentley — $135,800 to $252,200; and Fred Coble — $105,000 to $195,000. We have not made 2007 base salary adjustments for our named executive officers as of the date of this proxy statement, as we consider base salary adjustments throughout the year based on anniversary dates of employment. We made the determination to hire a new president, W. Flake Oakley, in January 2007, and have set his base salary at $150,000 for 2007, based on our perception of current market compensation, combined with other compensation arrangements with Mr. Oakley. Our compensation consultant recommended a salary range of $135,800 to $252,200 for Mr. Oakley for 2007.
     Bonus/Incentive Compensation. Our senior management and directors believe cash bonuses should be based on performance objectives, both for the Company as a whole and for each individual. Based on recommendations from our chief executive officer, our independent board members approve annual incentive plans for each named executive officer during the first quarter of the year. Our stockholders have not approved the performance goals used in formulating annual incentives since we currently do not pay any of our named executive officers compensation in excess of $1 million.
     For 2006 and 2007, the performance goals of each of our named executive officers include growth in net income. We believe growth in net income constitutes a positive indicator of performance, without the market factor influences that might cause our stock price to fluctuate without regard to company performance. Each of our named executive officers also has more diverse performance goals reflective of their responsibility for areas of operational performance. Each of our named executive officers has the ability to earn, depending on attainment of specified performance goals, a defined percentage of their base salary as an additional incentive bonus. Our named executive officers must remain employed with the Company at the time incentives are paid in order to receive incentive compensation.
     For 2006, our chief executive officer had the ability to earn as much as fifty percent (50%) of his base salary as an incentive bonus if we attained targeted performance measures consisting, in addition to net income, of growth in average net loans outstanding and reduction of commercial real estate loans as a percentage of our Tier 1 capital. Mr. Puckett would have earned his maximum available bonus if our net income increased to $2,825,000, our average net loans outstanding equaled or exceeded $380,000,000 and our CRE concentration was at 400% or less. Our net income is heavily weighted in the calculation, and our chief executive officer could attain fifty percent (50%) of his bonus amount if we achieved the stated net income goal. He had the opportunity to receive a prorated bonus if certain levels below the targeted level were achieved with respect to one or more of the performance goals.
     As discussed above, our remaining named executive officers have more diverse performance goals, and each has the opportunity to earn up to thirty-five percent (35%) of their base salary based on attainment of those goals in 2006. Growth in net income was a primary component of each incentive plan for 2006, with each of our named executive officers, with the exception of our chief financial officer, able to earn five percent (5%) of their base salary amount if 2006 net income equaled or exceeded $2,825,000. Our chief financial officer had the ability to earn up to fifteen percent (15%) of her base salary amount as a bonus if the net income figure was met. Other performance measures included, among other goals, decreases in total non-performing assets, changes in the composition of the loan portfolio in Birmingham, Jacksonville and Huntsville, growth in average deposits, decreases in non-interest expense and increases in net interest margin. As noted, cash incentive payments are paid on a sliding scale based upon various performance components with no specific payout level defined as “Threshold” or “Target”, although the maximum payouts range from 50% of base salary to 35% of base salary, based on the position held by the named executive officer.
     The table below details, for each named executive officer, the range of bonus each was eligible to earn (expressed as a percentage of base salary), bonus amounts received for 2006 performance (with percentage of base salary) and the various elements comprising the performance targets for each named executive officer.

Name	Incentive Range	2006 Incentive Paid	Performance Targets
W. Dan Puckett	0% - 50%	$70,000 (35%)	Net Income (0%-25%)
Average Net Loans
Outstanding (0%-15%)
CRE Loans as Percentage of
Tier 1 Capital (0%-10%)
Carol Marsh	0%-35%	$28,365 (19%)	Net Income (0%-15%)
Non-Interest Expense/Gross
Profit (0%-10%)
Net Interest Margin (0%-10%)
James Cooper	0%-35%	$18,216 (10.6%)	Net Income (0%-5%)
Average Net Loans
Outstanding (0%-10%)
Net Loan Losses (0%-5%)
Total Non-Performing Assets
(-2%-5%)
Non-CRE Loans as Percent of
Total Loans Outstanding
(0%-10%)
John Bentley	0%-35%	$18,984 (11.3%)	Net Income (0%-5%)
Total Commercial Loans --
Birmingham (0%-10%)
Non-CRE Loans as Percent of
Total Commercial Loans --
Birmingham (-2%-10%)
Average Non-Interest
Bearing DDA (0%-7%)
Average Total Deposits
(0%-3%)
H. Fred Coble	0%-35%	$13,120 (8%)	Net Income (0%-5%)
Average Total Loans --
Jacksonville (0%-10%)
Non-CRE Loans as Percent of
Total Loans -- Jacksonville
(-2%-10%)
Average Non-Interest DDA --
Jacksonville (0%-5%)
Average Total Deposits
Net Income (0%-5%)

     The individuals named below have the following performance goals for 2007: W. Dan Puckett is eligible for a bonus of up to 75% of his base salary upon reaching certain targets relating to net income, return on average assets, average equity, and average net loans outstanding; Carol Marsh is eligible for a bonus of up to 50% of her base salary upon reaching certain targets relating to net income, YTD non-interest expense/gross profit, and net interest margin; John Bentley is eligible for a bonus of up to 50% of his base salary upon reaching certain targets relating to net income, commercial loan fees and investment, insurance and retirement plan commissions, BCG income, non-interest expense/gross profit, commercial loan growth, total loan growth, non-interest bearing deposit growth and total deposit growth; William D. Puckett is eligible for a bonus of up to 45% of his base salary upon reaching certain targets relating to net income, loan fees, BCG income, commercial loan growth, total loan growth, non-interest bearing deposit growth and total deposit growth; Fred Coble is eligible for a bonus of up to 35% of his base salary upon reaching certain targets relating to net income, loan fees, commercial loan growth, total loan growth, non-interest bearing deposit growth and total deposit growth; and Richard Perdue is eligible for a bonus of up to 35% of his base salary upon reaching certain targets relating to net income, loan fees, commercial loan growth, total loan growth, non-interest bearing deposit growth and total deposit growth.
     In addition to the incentive compensation discussed above, our board awarded our chief financial officer, Carol W. Marsh, a $5,000 bonus during 2006 for her extensive participation in our initial public offering during the fall of 2005. We also paid a previously negotiated signing bonus of $50,000 to Fred Coble, our Jacksonville City President, in January 2006.
     Both our chief executive officer, W. Dan Puckett, and our newly-elected president, W. Flake Oakley, have additional acquisition incentives in place for 2007. Upon the closing of any merger or acquisition transaction (excluding, for Mr. Oakley, certain acquisitions for which a fee was negotiated prior to his joining CapitalSouth), both Messrs. Puckett and Oakley will be paid incentive compensation equal to 0.10% of the total acquisition deal value. Mr. Puckett had a similar arrangement for 2006, under which no incentive payments were made.
     Equity Compensation. Historically, the primary form of equity compensation that we awarded consisted of stock options. We selected this form because of the favorable accounting and tax treatments associated with stock options, and the favorable reception by our executive officers of such awards. In 2005, the accounting for stock options changed as the result of our early adoption of Statement of Financial Accounting Standards No. 123(R) (“FAS 123(R)”), making the accounting treatment of stock options less attractive. Our independent board members discussed the merits of using stock options versus the use of restricted stock awards, but decided to continue utilizing stock options in 2006.
     Our independent board members approved grants of options to acquire 2,000 shares of our common stock to each of our named executive officers in May of 2006. Each of these awards vested immediately, and will be exercisable for a period of ten (10) years from the date of grant. The grant date fair value of each of these awards under FAS 123(R) was $14,800 for each of our named executive officers. While the options awarded in 2006 vest immediately, our stock option plan contains a claw back provision. Should a named executive officer leave CapitalSouth within one hundred eighty (180) days of exercising his or her options, we have the right to repurchase the common stock covered by the options for the exercise price paid.
     Our chief executive officer has not yet recommended, and our Compensation Committee has not approved, any equity awards for fiscal 2007 as of the date of this proxy statement.
     Employment, Severance and Change in Control Agreements. We do not have written or oral employment or change in control agreements in place with any of our named executive officers. Our severance policy applies to all employees, and does not differentiate between our named executive officers and all other employees of CapitalSouth. Our independent board members have not, historically, believed that entering into employment agreements with our senior management provided enough benefit to outweigh the flexibility of standard “at will” employment arrangements, and our named executive officers have not requested employment or change in control agreements. At the suggestion of our compensation consultant, our Compensation Committee is now considering the possibility of entering into standard employment contracts with certain named executive officers, but no decision has yet been reached on this issue.
     Retirement Plans. We maintain a traditional 401(k) plan open to all employees, under which we match employee contributions up to 4% of each employee’s total compensation. We do not maintain a traditional defined benefit pension plan.
     In 1998, W. Dan Puckett, our chairman and chief executive officer, and James Cooper, Jr., our executive vice president and chief credit officer, entered into Executive Supplemental Retirement Plan Agreements (SERPs) and Life Insurance Endorsement Method Split Dollar Plan Agreements (Split Dollar Life Insurance Agreements) with us. Our intention was to use these agreements to provide Messrs. Puckett and Cooper additional retirement benefits and to provide certain cash death benefits to their beneficiaries in the event of their death. We purchased single premium bank owned life insurance policies (BOLI policies) on the lives of Messrs. Puckett and Cooper and we intend to use income from the BOLI policies, which has certain tax advantages, to offset our benefit expenses. The SERPs provide two types of retirement benefits. First, after the participants reach normal retirement age (age 65 or such later date as the executive actually retires), participants receive the accumulated balance of a retirement benefit account in installments over a ten year period. The balance of such retirement benefit account for each of Mr. Puckett and Mr. Cooper is established by periodically crediting to it the amount of any income from the related BOLI policy, minus our designated cost of funds with respect to holding such BOLI policy, adjusted for tax effects (the Periodic Retirement Credit Amount). Second, during the period beginning on the date of retirement and ending upon their death, the executives also are entitled to receive an annual payment equal to any further Periodic Retirement Credit Amount. The retirement benefit account is not a trust account or other segregated or funded account. Instead, it only reflects the amount of the general, unsecured claim of the beneficiary on our assets. The SERPs may also provide benefits in the event of termination of employment (actual or constructive), change of control, early retirement, death or disability, depending on the timing of, and other circumstances related to, the occurrence of the event while employed by us. For the year ended December 31, 2006, we charged $199,500 to operating expense related to these SERPs. Income from the BOLI policies is separately reflected in other income and the BOLI policies are held as other assets.
     The Split Dollar Life Insurance Agreements for Messrs. Puckett and Cooper relate to the same BOLI policies, the earnings on which form the basis for calculating the Periodic Retirement Credit Amount discussed above. The Split Dollar Life Insurance Agreements provide that we are the sole owner of the policies, we are responsible for paying any additional premiums necessary to keep the policies in force and that we share the death benefits under the policy with the insured executive officer. The officer’s designated beneficiaries are entitled to 80% of the death benefit under the policy less the accumulated cash value of the policy. We are entitled to all other proceeds of the policy, including its cash value. The insured is imputed an amount of taxable income with respect to the life insurance benefit available under the Split Dollar Life Insurance Agreements.
     The following table presents estimated annual benefits payable to each of the executives under the plan upon normal retirement based on the assumptions shown.

			Projected	Projected	Projected
			annual	annual	annual
			retirement	retirement	retirement
	Year of	Retirement	benefit	benefit	benefit
Name	birth	age	(1st year)	(5th year)	(10th year)
W. Dan Puckett	1945	65	$115,076	$123,452	$140,243
James Cooper, Jr.	1951	65	$43,049	$46,168	$49,856
     Perquisites and Other Benefits. Our chief executive officer received $53,239 in perquisites and other benefits during 2006. Our chief executive officer benefited from the use of a Company car, a benefit estimated at a value of $3,390, as well as receipt of a country club allowance in the amount of $8,563 and participation in a supplemental retirement plan valued at $3,824. Our chief executive officer, along with our other named executive officers, also participated in our benefit plans on the same terms as other employees. These benefits include health insurance, group life insurance, accidental death and dismemberment insurance, disability insurance, group term life and 401(k) matching contributions.
     Our chief executive officer also serves on our board, and received $22,994 in director’s fees and $7,012 in committee fees, paid in our common stock, for his service on the board and the executive committee of the board.
Conclusion
     Our independent board members, with substantial discussion with and input from our chief executive officer, have formulated a compensation program designed to attract and retain quality senior executives. We have placed heavy emphasis on pay for performance, and have structured incentive compensation to encourage individual performance in connection with CapitalSouth performance goals. As we enter our second year as a publicly-traded company, we are beginning to consider a variety of new ideas in the compensation realm, including discussions with a compensation consultant regarding the use of formulas in compensation and consideration of entry into employment agreements with our senior management. However, our primary focus will continue to be on compensation for performance, as we believe compensating our named executive officers based on achievement of stated performance goals is the best way to achieve value for our shareholders.
COMPENSATION COMMITTEE REPORT
     Our independent directors reviewed and discussed the Compensation Discussion and Analysis and related tables with management. Based on such review and discussion, our independent directors, now serving as our Compensation Committee, recommended to the board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Compensation Committee
Stanley L. Graves, Chairman
H. Bradford Dunn
Charles K. McPherson, Sr.
David W. Wood, II

EXECUTIVE COMPENSATION
Summary Compensation Table
     The following table provides information concerning total compensation earned or paid to our chief executive officer, chief financial officer and the three other most highly compensated executive officers of CapitalSouth during 2006.

							Change in
							Pension Value
							and Non-
							Qualified
						Non-Equity	Deferred
Name and Principal				Stock	Option	Incentive Plan	Compensation	All Other
Position	Year	Salary	Bonus	awards	awards(1)	Compensation(2)(3)	Earnings(4)	Compensation(5)		Total
			($)	($)	($)	($)	($)	($)		($)
W. Dan Puckett, PEO President & Chief Executive Officer	2006	200,000	—	—	14,800	70,000	105,376	53,239	(6)	443,415
Carol Marsh, PFO Senior Vice President & Chief Financial Officer	2006	147,500	5,000	—	14,800	28,365	—	8,134	(7)	203,799
James Cooper Executive Vice President & Chief Credit Officer	2006	166,562	—	—	14,800	18,216	14,058	12,450	(8)	226,086
John Bentley Senior Vice President & Birmingham City President	2006	160,417	—	—	14,800	18,984	—	10,049	(9)	204,250
H. Fred Coble Senior Vice President & Jacksonville City President	2006	156,437	—	—	14,800	13,120	—	6,406	(10)	190,763

(1)	The amounts in this column reflect the aggregate grant date fair value under FAS 123(R) of awards made during the 2006 year.

(2)	It is the policy of the Company to pay bonuses which are based on Company performance in the fiscal year which follows the fiscal year on which such bonus is based. Bonuses relating to fiscal year 2006 were paid January 2007.

(3)	See Grants of Plan-Based Awards for maximum eligible amounts.

(4)	Represents the change in actuarial present value of the accumulated benefit for W. Dan Puckett and James Cooper under our defined benefit plans for 2006.

(5)	All other compensation represents matching contributions to 401(k), healthcare premium paid by Company, Group Life, AD&D and Long Term Disability, and income from Group Term Life for Carol Marsh, James Cooper, John Bentley, and Fred Coble.

(6)	All Other Compensation for 2006 includes personal use of Company car ($3,390), Director’s Fees paid by Company ($22,994), Committee fees paid by Company ($7,012), country club allowance ($8,563), healthcare premium paid by Company ($4,836), matching contributions to 401(k) plan ($1,218), Group Life, AD&D, and Long Term Disability Insurance premiums paid by Company ($610), Group Term life reportable compensation ($792), Supplemental Life policy paid by company for benefit of Mr. Puckett ($3,824).

(7)	All Other Compensation for 2006 includes matching contributions to 401(k) plan ($6,039), Group Life, AD&D, and Long Term Disability Insurance premiums paid by Company ($610), healthcare premium paid by Company ($1,310) and Group Term life reportable compensation ($176).

(8)	All Other Compensation for 2006 includes healthcare premium paid by Company ($4,836), matching contributions to 401(k) plan ($6,488), Group Life, AD&D, and Long Term Disability Insurance premiums paid by Company ($610), Group Term life reportable compensation ($516) and Supplemental Life policy paid by company for benefit of Mr. Cooper ($743). Mr. Cooper resigned as Executive Vice President and Chief Credit Officer effective March 31, 2007.

(9)	All Other Compensation for 2006 includes healthcare premium paid by Company ($4,836), matching contributions to 401(k) plan ($4,423), Group Life, AD&D, and Long Term Disability Insurance premiums paid by Company ($610) and Group Term life reportable compensation ($180).

(10)	All Other Compensation for 2006 includes healthcare premium paid by Company ($4,836), matching contributions to 401(k) plan ($781), Group Life, AD&D, and Long Term Disability Insurance premiums paid by Company ($610) and Group Term life reportable compensation ($180).
Grants of Plan-Based Awards for the Fiscal Year Ended 2006
     The following table sets forth information concerning awards to the named executive officers during the last fiscal year under any of our incentive plans.

									All other
									stock	All other option
			Estimated future payouts under			Estimated future payouts under			awards:	awards: number	Exercise or
			Non-equity incentive plan awards			equity incentive plan awards			number	of securities	base price of
									of shares	under-lying	option
Name	Grant date		Threshold	Target	Maximum	Threshold	Target	Maximum	or units	options	awards
			($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)
W. Dan Puckett, PEO	5/15/2006	(1)								2,000	$21.17
	2/20/2006	(2)	—	—	$100,000
Carol Marsh, PFO	5/15/2006	(1)								2,000	$21.17
	2/20/2006	(2)	—	—	$53,375
James Cooper	5/15/2006	(1)								2,000	$21.17
	2/20/2006	(2)	—	—	$60,375
John Bentley	5/15/2006	(1)								2,000	$21.17
	2/20/2006	(2)	—	—	$57,750
H. Fred Coble	5/15/2006	(1)								2,000	$21.17
	2/20/2006	(2)	—	—	$57,400

(1)	Awarded under our 2006 Stock Benefit Plan

(2)	Incentive compensation plan amounts paid are reflected in the column labeled Non-Equity Incentive Plan Compensation in the Summary Compensation table, above.
Outstanding Equity Awards at Fiscal Year-End
     The following table details all outstanding equity grants as of December 31, 2006.

	Option awards					Stock awards
									Equity
			Equity					Equity	incentive
			incentive					incentive plan	plan awards:
			plan					awards:	market or
			awards:				Market	number of	payout value
	Number of	Number of	number of			Number of	value of	unearned	of unearned
	securities	securities	securities			shares or	shares or	shares, units	shares, units
	underlying	underlying	underlying			units of	units of	or other	or other
	unexercised	unexercised	unexercised	Option	Option	stock that	stock that	rights that	rights that
	options (#)	options (#)	earned	exercise	expiration	have not	have not	have not	have not
Name	exercisable(1)	unexercisable	options (#)	price ($)	date	vested (#)	vested ($)	vested (#)	vested ($)
W. Dan Puckett, PEO	5,000	—	—	9.00	5/11/2007	—	—	—	—
	8,000	—	—	11.00	5/16/2008
	5,000	—	—	12.00	11/15/2009
	7,000	—	—	13.00	8/21/2010
	10,000	—	—	15.00	2/15/2013
	4,000	—	—	15.00	11/15/2014
	2,000	—	—	21.17	5/15/2016
Carol Marsh, PFO	3,000	—	—	15.00	6/24/2013
	3,500	—	—	15.00	11/15/2014
	2,000	—	—	21.17	5/15/2016
James Cooper	3,000	—	—	9.00	5/11/2007
	7,000	—	—	11.00	5/16/2008
	5,000	—	—	12.00	11/15/2009
	6,000	—	—	13.00	8/21/2010
	4,000	—	—	15.00	2/15/2013
	3,500	—	—	15.00	11/15/2014
	2,000	—	—	21.17	5/15/2016
John Bentley	500	—	—	15.00	6/17/2012
	3,000	—	—	15.00	2/15/2013
	3,500	—	—	15.00	11/15/2014
	2,000	—	—	21.17	5/15/2016
H. Fred Coble	3,000	—	—	15.25	10/1/2015
	2,000	—	—	21.17	5/15/2016

(1)	The options are 100% vested

Option Exercises and Stock Vested in Fiscal 2006
     The following table provides information with respect to option exercises and option vesting during 2006 by each of the named executive officers.

	Option awards			Stock awards
					Value
	Number of shares		Value realized	Number of shares	realized on
Name	acquired on exercise		on exercise	acquired on vesting(4)	vesting
	(#)		($)	(#)	($)
W. Dan Puckett, PEO	60,000	(1)	$502,200	2,000	14,800
	4,000	(2)	53,000
Carol Marsh, PFO				2,000	14,800
James Cooper	2,000	(3)	26,500	2,000	14,800
John Bentley	—		—	2,000	14,800
H. Fred Coble	—		—	2,000	14,800

(1)	On January 13, 2006, Mr. Puckett exercised 60,000 options from a January 15, 1992 award of 60,000 options at a spread of $8.37 per share at 1/13/06 close.

(2)	On May 9, 2006, Mr. Puckett exercised 4,000 options from a May 13, 1996 award of 4,000 options at a spread of $13.25 per share at 5/9/06 close.

(3)	On May 10, 2006, Mr. Cooper exercised 2,000 options from a May 13, 1996 award of 2,000 options at a spread of $13.25 per share at 5/9/06 close.

(4)	All options vest immediately, therefore options awarded on 5/15/06 vested immediately.
Pension Benefits in Fiscal 2006
     With the exception of the Split Dollar Life Insurance benefits and SERPS described under Compensation Discussion and Analysis, we do not have any pension benefits for our named executive officers. The amounts reflected below represent the calculated present value of the benefits to Messrs. Puckett and Cooper as of December 31, 2006.

		Number of
		years	Present value of
		credited	accumulated	Payments during
Name	Plan Name	service	benefits(1)	last fiscal year
		(#)	($)
W. Dan Puckett, PEO	CapitalSouth	14	550,195	—
	Bancorp
	Supplemental
	Retirement Plan
James Cooper	CapitalSouth	14	69,270	—
	Bancorp
	Supplemental
	Retirement Plan

(1)	Projected December 2006 liability account balance.
Nonqualified Deferred Compensation in Fiscal 2006
     With the exception of the Split Dollar Life Insurance benefits and SERPS described above, we do not have nonqualified deferred compensation plans.

PRINCIPAL STOCKHOLDERS
     The following tables set forth information regarding the beneficial ownership of our common stock as of April 6, 2007 by (1) each person who beneficially owned more than 5% of the presently outstanding shares of our common stock, (2) each of our current directors, (3) each of our named executive officers and (4) all of our present executive officers and directors as a group.
Principal Holders

	Number of	Percent
	Shares	of Class
	Beneficially	Beneficially
Name and Address of Beneficial Owner	Owned	Owned
Hot Creek Capital, L.L.C.	153,925(1)	5.2%
6900 South McCarren Blvd., Suite 3040
Reno, Nevada 89509

(1)	All information regarding Hot Creek Capital, L.L.C. (“Hot Creek”) is based on information disclosed in a Schedule 13G (the “Hot Creek Filing”) filed with the Securities and Exchange Commission on January 16, 2007. According to the Hot Creek Filing, Hot Creek has shared power to vote 153,925 shares of our common stock.
Directors and Executive Officers
     Unless otherwise indicated, the address for each person included in the below table is 2340 Woodcrest Place, Suite 200, Birmingham, Alabama 35209. Information relating to beneficial ownership of our common stock is based upon “beneficial ownership” concepts described in the rules issued under the Securities Exchange Act of 1934, as amended. Under these rules a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose or to direct the disposition of the security. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities. A person is also deemed to be a beneficial owner of any security as to which that person has the right to acquire beneficial ownership within sixty (60) days from April 6, 2007. Unless otherwise indicated under “Amount and Nature of Beneficial Ownership,” each person is the owner of record and has sole voting and investment power with respect to his or her shares.

	Number of		Percent
	Shares		of Class
Name of Entity, Individual	Beneficially		Beneficially
or Persons in Group	Owned		Owned (1)
Directors
W. Dan Puckett	161,680	(2)	5.42%
David W. Wood, II	177,821	(3)	5.95%
H. Bradford Dunn	119,644		4.00%
Charles K. McPherson, Sr.	101,357	(4)	3.39%
Stanley L. Graves	82,350	(5)	2.76%
W. Flake Oakley, IV	1,000		*

Executive Officers, who are not also a Director:
John E. Bentley	9,500	(6)	*
James Cooper, Jr.	32,276	(7)	1.08%
Carol W. Marsh	8,600	(8)	*
Fred Coble	5,500	(9)	*
All Current Directors and Executive Officers, as a Group (12 persons):	731,426		24.48%

*	Less than 1% of outstanding shares.

(1)	The percentage of our common stock beneficially owned was calculated based on 2,988,136 shares of common stock issued and outstanding as of April 6, 2007. The percentage assumes the exercise by the stockholder or group named in each row of all options for the purchase of our common stock held by such stockholder or group and exercisable within 60 days of April 6, 2007.

(2)	Includes 41,000 shares that Mr. Puckett has the right to acquire by exercising options that are exercisable within 60 days after April 6, 2007.
(3)	Includes 20,946 shares owned by Mr. Wood’s spouse and 93,332 shares owned by a corporation controlled by Mr. Wood.
(4)	Includes 9,113 shares owned by an IRA for the benefit of Mr. McPherson, 55,293 shares held for the benefit of McPherson Oil Company 401(k) plan and 35,186 shares owned by a trust for the benefit of McPherson Oil Company 401(k) profit sharing plan.
(5)	Includes 5,711 shares owned by Mr. Graves’ spouse, 3,193 shares owned by a corporation controlled by Mr. Graves, 37,173 shares owned by a trust for the benefit of Mr. Graves’ IRA and 9,181 shares owned by a trust for the benefit of Mr. Graves’ spouse’s IRA.
(6)	Includes 9,000 shares that Mr. Bentley has the right to acquire by exercising options that are exercisable within 60 days after April 6, 2007.
(7)	Includes 12,164 shares owned by an IRA for the benefit of Mr. Cooper, 400 shares owned by Mr. Cooper’s wife and 9,500 shares that Mr. Cooper has the right to acquire by exercising options that are exercisable within 60 days after April 6, 2007.
(8)	Includes 8,500 shares that Ms. Marsh has the right to acquire by exercising options that are exercisable within 60 days after April 6, 2007.
(9)	Includes 5,000 shares that Mr. Coble has the right to acquire by exercising options that are exercisable within 60 days after April 6, 2007.
APPROVAL AND RATIFICATION OF INDEPENDENT AUDITORS
     In accordance with the recommendation of the Audit Committee, CapitalSouth’s board of directors has appointed KPMG LLP to serve as the principal independent auditor of CapitalSouth for the year 2007, and that appointment is being submitted to the stockholders for ratification by majority vote.
     KPMG LLP served as CapitalSouth’s principal independent auditor for the year ended December 31, 2006, and a representative of the firm is expected to attend the annual meeting. The representative will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate stockholder questions.
Audit Fees
     Set forth below is information relating to the aggregate KPMG LLP fees for professional services rendered for the fiscal years ended December 31, 2006 and 2005, respectively.

	2006		2005
Audit Fees	$126,000		$68,000
Audit-Related Fees	—		—
Tax Fees (1)	$21,200		23,869
All Other Fees	$12,500	(2)	162,000	(3)

(1)	Includes preparation of federal and state corporate tax returns and determination of quarterly estimated tax payments.

(2)	Includes professional services related to (i) CapitalSouth’s registration statement on Form S-8 relating to the registration of an aggregate of 150,000 shares issuable under CapitalSouth’s Third Revised and Restated Directors’ Compensation Plan; and (ii) CapitalSouth’s registration statement on Form S-8 relating to the registration of an aggregate of 304,400 shares issuable under CapitalSouth’s 1994 Stock Incentive Plan, 2004 Incentive Stock Option Plan and 2005 Stock Incentive Plan.

(3)	Includes professional services related to CapitalSouth’s registration statement on Form S-1 and related comfort letter issued to CapitalSouth’s underwriters.

Approval of Independent Auditor Services and Fees
     All audit related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by KPMG LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. It is the policy of the Audit Committee, as set forth in the Audit Committee Charter, to pre-approve, consistent with the requirements of the federal securities laws, all auditing services and non-audit services provided to CapitalSouth by its independent auditors, other than such non-audit services as are prohibited by law to be performed by the independent auditors and other than as provided in the de minimis exception set forth in applicable provisions of the federal securities laws. The committee may delegate to one or more designated members of the committee the authority to grant the required pre-approvals, provided that the decisions of any member(s) to whom such authority is delegated to pre-approve an activity shall be presented to the full committee at each of its scheduled meetings. The committee has delegated to each of its members the authority to grant the required pre-approvals.
     THE BOARD OF DIRECTORS OF CAPITALSOUTH RECOMMENDS A VOTE FOR THIS PROPOSAL. PROXIES, UNLESS INDICATED TO THE CONTRARY, WILL BE VOTED FOR THIS PROPOSAL.
AUDIT COMMITTEE REPORT
     Our Audit Committee reviews CapitalSouth’s financial reporting process on behalf of the board of directors. Our management has primary responsibility for the financial statements and the reporting process. In compliance with the requirements of The Nasdaq Global Market, our Audit Committee has a formal written charter approved by the board of directors, a copy of which is may be found on our website, www.capitalsouthbank.com, under the tab “Investor Relations.” In connection with the performance of its responsibilities under the charter, our Audit Committee has:
•	Reviewed and discussed with management the audited financial statements of CapitalSouth;

•	Discussed with the independent registered public accounting firm the auditor’s independence from CapitalSouth and its management, including the matters required to be discussed by Statement on Auditing Standards No. 61 (required communication by external auditors with audit committee);

•	Received from the independent registered public accounting firm the written disclosures and letter regarding KPMG’s independence required by the Independence Standards Board Standard No. 1 (independence discussions with audit committees) and discussed with KPMG their independence;

•	Considered whether the independent registered public accounting firm’s provision of audit services of CapitalSouth is compatible with KPMG’s independence; and

•	Recommended, based on the review and discussion noted above, to the board of directors that the audited financial statements be included in CapitalSouth’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.
     The Audit Committee:
Mr. Dunn (Chairman)
Mr. Graves
Mr. McPherson, Sr.
Mr. Wood, II
     The Audit Committee Report does not constitute soliciting material and shall not be deemed to be filed or incorporated by reference into any other CapitalSouth filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that CapitalSouth specifically incorporates the Audit Committee Report by reference therein.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     CapitalSouth’s executive officers, directors and 10% stockholders are required under the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of these reports must also be furnished to CapitalSouth.
     Based solely on a review of copies of such reports furnished to CapitalSouth through the date hereof, or written representations of such officers, directors or stockholders that no reports were required, CapitalSouth believes that during 2006 all filing requirements applicable to its officers, directors and stockholders were complied with in a timely manner, with the exception of 1) Mr. Dan Puckett filed a late Form 4 reporting his January 13, 2006 and May 9, 2006 stock option exercises, and 2) our executive officers, including Messrs. W. Dan Puckett, William D. Puckett, Perdue, Duncan, Cooper, Coble and Bentley, and Carol Marsh, filed late Form 4s reporting the May 15, 2006 stock option grants.
STOCKHOLDER PROPOSALS
     Stockholder proposals submitted for consideration at the next Annual Meeting of Stockholders must be received by CapitalSouth no later than December 17, 2007 to be included in the 2008 proxy materials. A stockholder must notify CapitalSouth before February 29, 2008 of a proposal for the 2008 Annual Meeting which the stockholder intends to present other than by inclusion in CapitalSouth’s proxy material. If CapitalSouth does not receive such notice prior to February 29, 2008 proxies solicited by the management of CapitalSouth will confer discretionary authority upon the management of CapitalSouth to vote upon any such matter.
HOUSEHOLDING
     CapitalSouth has adopted a procedure approved by the Securities and Exchange Commission called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one copy of our Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K, unless one or more of these stockholders notifies CapitalSouth that they wish to continue receiving individual copies. This procedure reduces printing costs and postage fees.
     Stockholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings.
     Stockholders who are eligible for householding, but who currently receive multiple copies of the Notice of Meeting, Proxy Statement and Annual Report on Form 10-K, or stockholders who hold stock in more than one account, may contact CapitalSouth’s transfer agent, Registrar and Transfer Company (in writing:10 Commerce Drive, Cranford, NJ 07016-3572; by telephone: 800-866-1340) and request only a single copy of these documents be delivered to the stockholder’s household.
     A stockholder who currently participates in householding and wishes to receive a separate copy of this Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K, or who does not wish to participate in householding and prefers to receive separate copies of these documents in the future, please contact Registrar and Transfer Company as indicated above.

GENERAL INFORMATION
     As of the date of this proxy statement, the board of directors does not know of any other business to be presented for consideration or action at the Annual Meeting, other than that stated in the notice of the Annual Meeting. If other matters properly come before the Annual Meeting, the persons named in the accompanying form of proxy will vote thereon in their best judgment.
By Order of the Board of directors
CapitalSouth Bancorp

Birmingham, Alabama	W. Dan Puckett
April 17, 2007	Chairman

CAPITALSOUTH BANCORP PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby appoints Felix M. Drennen, III and Fred G. Nunnelley, III, or either of them, proxies of the undersigned, with full power of substitution, to represent and to vote all shares of Common Stock of CapitalSouth Bancorp which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of CapitalSouth Bancorp, to be held on Monday, May 21, 2007, beginning at 5:00 P.M., C.D.T., at the Embassy Suites Hotel, 2300 Woodcrest Place, Birmingham, Alabama and at any adjournment or postponement thereof, in the following manner:
     1. ELECTION OF DIRECTORS

☐	FOR the nominees listed below	☐	AUTHORITY WITHHELD
	(except as otherwise instructed below)		to vote for the nominees
listed below
Charles K. McPherson, Sr.
David W. Wood, II
To withhold authority to vote for any nominee, write that nominee’s name in the space provided below.

2.	PROPOSAL TO RATIFY AND APPROVE THE APPOINTMENT OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.
☐     FOR                          ☐     AGAINST                          ☐     ABSTAIN
     3. OTHER MATTERS

☐	In their discretion, upon such other	☐	AUTHORITY WITHHELD
	matters as may properly come before		to vote upon such matters
the meeting
(Sign on the Other Side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE, FOR ITEM 2 AND IN THE DISCRETION OF THE PERSONS APPOINTED HEREIN UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.
Dated: _____________________, 2007

Signature

Signature

     Please sign this proxy exactly as your name appears hereon. When signing as executor, administrator, trustee, corporate officer, etc., please give full title. In case of joint owners, each joint owner should sign.
Please Date, Sign and Return TODAY in the Enclosed Envelope.
No Postage Required if Mailed in the United States.